UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                January 24, 2005



                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                 1-31299                       65-0865171
       ----------------           ------------                  --------------
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification No.)

                901 Yamato Road, Suite 110, Boca Raton, FL 33431
                ------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-322-1300
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On January 24, 2005, Medical Staffing Network, Inc. (the "Tenant"), a wholly owned subsidiary of Medical Staffing Network Holdings, Inc. (the "Company"), entered into a lease agreement with Cantera H-6 LLC (the "Lease"), pursuant to which the Tenant will lease approximately 25,000 square feet of office space in Warrenville, Illinois. The Lease commences on May 1, 2005 and has an initial term of 8 years unless extended or sooner terminated pursuant to the terms of the Lease.

     The Tenant's aggregate Lease payments as contemplated by the Lease through 2013 will be at least $2.4 million. The Lease is subject to termination upon the Tenant's default thereunder including the failure to pay rental amounts when due, the breach of covenants or conditions or insolvency.

Item 9.01. Financial Statements and Exhibits.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits:

          99.1 Lease Agreement between Medical Staffing Network, Inc. and Cantera H-6 LLC, dated January 24, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 28, 2005                  MEDICAL STAFFING NETWORK HOLDINGS, INC.

                                        By: /s/ Larry McPherson
                                            ------------------------------
                                            Larry McPherson
                                            Chief Financial Officer


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


                                  EXHIBIT INDEX

Exhibit No.       Description

99.1 Lease Agreement between Medical Staffing Network, Inc. and Cantera H-6 LLC, dated January 24, 2005.


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